Exhibit 10.3

FIRST AMENDMENT
TO THE
JANONE INC.
2016 EQUITY INCENTIVE PLAN

              THIS FIRST AMENDMENT (this “Amendment”) is approved as of November 4, 2020, for the purpose of amending that certain JanOne Inc. (the “Company”) 2016 Equity Incentive Plan (the “Plan”), adopted as of December 29, 2016. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

1.  Amendment.  Section 6(a) of the Plan is hereby amended to read in its entirety as follows:

              “(a)Number of Shares Reserved. The stock to be awarded or optioned under the Plan (the “Share Authorization”) shall consist of authorized but unissued or reacquired shares of Common Stock. Subject to Section 13 of the Plan, the maximum aggregate number of shares of Common Stock reserved and available for Awards under the Plan is 800,000 shares; provided, however, that all shares of Stock reserved and available under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through Incentive Stock Options.”

2.  Miscellaneous.  Except as amended hereby, the Plan remains in full force and effect.